EXHIBIT 99.2

              US AIRWAYS GROUP, INC. REPORTS YEAR-END RESULTS

          Company Remains On Track for Emergence from Chapter 11;
   Confirmation Hearing Set for March 18 and Emergence Targeted for March 31

     ARLINGTON, Va., Feb. 3, 2003 -- US Airways Group, Inc. today reported a net loss of $794 million for the fourth quarter 2002, on operating revenues of $1.61 billion, compared to a net loss of $1.16 billion on operating revenues of $1.57 billion for the fourth quarter 2001. Net loss per diluted share for the quarter was $11.67 compared to $17.07 for the fourth quarter 2001, while the net loss excluding unusual items, which are described in the notes to the financial tables, was $295 million compared to $552 million for the same period in 2001.

     For the full year 2002, US Airways Group, Inc. reported a net loss of $1.65 billion on operating revenues of $6.98 billion, compared to a net loss of $2.12 billion on operating revenues of $8.29 billion for the same period in 2001. On a diluted per share basis, the net loss for the year was $24.20 compared to $31.48 in 2001. Excluding unusual items in both years, which are described in the notes to the financial tables, the net loss for the full year 2002 was $1.05 billion compared to $1.17 billion for the same period in 2001.

     "Our disappointing results reflect an industry that continues to operate in uncertain economic times with weak passenger demand, escalating fuel prices, and the threat of war," said David Siegel, US Airways president and chief executive officer. "Despite these challenging conditions, we have made great progress in our efforts to restructure our company and remain on track for emerging from Chapter 11 reorganization at the end of March 2003. We are gaining momentum and are achieving the cost position, regional jet growth and alliance network necessary to compete more aggressively," said Siegel.

     Since the beginning of the fourth quarter 2002, US Airways has taken a number of important and necessary steps towards Chapter 11 emergence in March 2003. Among those steps are:

  - Secured additional cost savings, which increased the company's expected savings to approximately $1.9 billion in average annual savings over the next seven years. This includes additional participation from all employees, aircraft lessors and lenders, and other vendors.
  - Received U.S. Bankruptcy Court approval to present the reorganization plan to creditors for voting. A confirmation hearing on the plan is set for mid-March.
  - Continued to "right-size" the business to be in line with industry demand by decreasing capacity. This resulted in an 8.8 percent reduction in available seat miles for the quarter compared to the same quarter in 2001.
  - Reduced cost per available seat mile by 3.1 percent for the current quarter (4.3 percent excluding fuel), versus the same quarter 2001, driven primarily by a 16.8 percent decrease in personnel costs.
  - Unit revenue for the fourth quarter 2002 increased by 7.7 percent to 10.30 cents per available seat mile, compared to the same period last year.
  - Introduced code sharing with alliance partner United Airlines, offering seamless ticketing and baggage handling. Customers for both US Airways and United now can travel on 459 code-share flights, with significantly more markets expected to be introduced this year.
  - Reached agreements with US Airways Express affiliate carriers Mesa, Chautauqua and Midway on regional jet growth. Also established the terms for operating regional jets at a new MidAtlantic Airways operation with a regional cost structure. Finally, employees at US Airways' wholly owned subsidiaries ratified agreements on regional jet flying upon emergence from Chapter 11.
  - Reached global restructuring agreements with two major partners, GE and Airbus. The Airbus agreement remains subject to Bankruptcy Court approval.

     US Airways has shown significant improvement in nearly all operations quality measurements. The company's completion factor for 2002 was 99.4 percent, up 2.7 percentage points year over year. Departure and arrival performance improved in nine of the 12 months of 2002, while the completion factor improved in each of the 12 months. US Airways ranked number one in on-time arrivals among the 10 carriers in November 2002, according to the U.S. Department of Transportation (DOT) Air Travel Consumer Report. US Airways also ranked first in arrival performance for the months of August and September.



     "Our employees have not lost focus on the most important facet of our business - our customers. We continue to rank in the top tier of consumer indexes in terms of operational performance. This would not have been possible if not for the resolve and dedication of our more than 33,000 employees," said Siegel.

     Looking forward, US Airways expects decreased revenue as a result of recent reductions in business fares initiated by its competitors. "While we have fewer routes than most of our competitors that were impacted by these lower fares, we have estimated that our revenues will be reduced by approximately $10 million per month. It also appears that customers are purchasing these fares for future travel, suggesting that buyers are taking full advantage of the lower fares and simply pulling forward sales from future months," said B. Ben Baldanza, US Airways senior vice president of marketing and planning.

     The company also continues to face challenges related to its pension plans. In the fourth quarter of 2002, the company recognized a $742 million charge to stockholders' equity in connection with its increased minimum pension liability. On Jan. 30, 2003, the company filed formal notice with the Pension Benefit Guaranty Corporation of its intent to terminate its defined benefit pension plan for its pilots effective March 31, 2003, and to replace that plan with a defined contribution plan. A hearing on the company's distress termination motion is scheduled in the Bankruptcy Court on Feb. 20, 2003.

FINANCIAL AND OPERATING PERFORMANCE

     Operating revenues for the fourth quarter 2002 were $1.61 billion, up
3.1 percent over the same period in 2001, while operating expenses of $2.22 billion were down by 3.2 percent. The operating loss for the fourth quarter 2002 was $603 million, compared to an operating loss of $725 million for the fourth quarter 2001.

     For the quarter, US Airways, Inc. carried 10.4 million passengers, a decline of 7.1 percent compared to the same period of 2001. Revenue passenger miles for the quarter declined 1.5 percent while available seat miles declined 8.8 percent, resulting in a passenger load factor of 68.3 percent, a year-over-year increase of 5.1 percentage points. The yield of
13.35 cents for the fourth quarter 2002 was down 0.8 percent from the same period in 2001, while revenue per available seat mile of 10.30 cents was up
7.7 percent. Cost per available seat mile of 12.45 cents for the quarter decreased 3.1 percent versus the same period of 2001. The cost of aviation fuel per gallon for the period was 83.67 cents, up 9.3 percent from 2001. The cost per available seat mile, excluding fuel, decreased by 4.3 percent.

     US Airways Group ended the year with total restricted and unrestricted cash of $1.15 billion, including $633 million in unrestricted cash, cash equivalents and short-term investments. This cash balance includes $300 million drawn on the company's $500 million Debtor-in-Possession (DIP) facility.

FULL YEAR 2002

     Operating revenues for 2002 were $6.98 billion, down 15.8 percent from 2001. Operating expenses were $8.29 billion, down 16.8 percent. Available seat miles for US Airways, Inc. for the full year 2002 declined 15.5 percent year-over-year, reflecting US Airways' capacity reductions resulting from the ongoing sluggish economic environment. US Airways carried 47.2 million passengers during 2002, a 16.0 percent decline compared to the 56.1 million passengers carried during the previous year. Revenue passenger miles declined 12.9 percent compared to 2001, while the passenger load factor increased by 2.1 percentage points to 71.0 percent. Revenue per available seat mile was 10.38 cents for 2002, a decrease of 4.9 percent compared to 2001, while the cost per available seat mile was 12.10 cents, a decrease of 2.9 percent year-over-year (0.8 percent excluding fuel).

     In light of the company's continuing restructuring efforts, which includes an ongoing active solicitation period through March 10, 2003, of acceptances to its First Amended Plan of Reorganization pursuant to a related Disclosure Statement, both dated as of Jan. 17, 2003, US Airways will not hold a conference call to discuss these results.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. On Jan. 17, 2003, the Bankruptcy Court approved the company's Disclosure Statement with respect to its First Amended Plan of Reorganization and authorized a balloting and solicitation process that will commence on Jan. 31, 2003, and conclude on March 10, 2003. A hearing on confirmation of the First Amended Plan of Reorganization is scheduled to commence in the Bankruptcy Court on March 18, 2003. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan, which can only occur based on the official disclosure statement package that is being mailed on Jan. 31, 2003. The company will emerge from Chapter 11 if and when the Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.

Certain of the information contained in the Plan and Disclosure Statement should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the company's current views with respect to current events and financial performance.
Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to operate pursuant to the terms of the DIP facility; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the company's liquidity or results of operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; and the ability of the company to attract and retain customers; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing costs; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the company's products; acts of war or terrorism; and other risks and uncertainties listed from time to time in the company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.


                                -30-


NUMBER:	4474

                     US Airways Group, Inc.          NEWS RELEASE
              (Debtor and Debtor-in-Possession)
            CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                                Three Months Ended December 31,
                              -----------------------------------
                                 2002          2001      % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    1,312    $    1,310        0.2
 Cargo and freight                   35            37       (5.4)
 Other                              267           218       22.5
                              ---------     ---------
   Total Operating Revenues       1,614         1,565        3.1

Operating Expenses
 Personnel costs                    741           869      (14.7)
 Aviation fuel                      200           202       (1.0)
 Aircraft rent                      121           142      (14.8)
 Other rent and landing fees        104            99        5.1
 Aircraft maintenance               111           126      (11.9)
 Other selling expenses              64            61        4.9
 Depreciation and amortization       71           104      (31.7)
 Commissions                         27            47      (42.6)
 Asset impairments and other
  special items                     323           224       44.2
 Airline stabilization act grant     --            11     (100.0)
 Other                              455           405       12.3
                              ---------     ---------
   Total Operating Expenses       2,217         2,290       (3.2)
                              ---------     ---------
   Operating Income (Loss)         (603)         (725)     (16.8)

Other Income (Expense)
 Interest income                      4            10      (60.0)
 Interest expense                   (76)          (77)      (1.3)
 Interest capitalized                 1             3      (66.7)
 Merger termination fee              --            --         --
 Reorganization items, net         (173)           --         --
 Other, net                          (1)            2         NM
                              ---------     ---------
   Other Income (Expense), Net     (245)          (62)        NM
                              ---------     ---------
Income (Loss) Before Income Taxes
 and Cumulative Effect of
 Accounting Change                 (848)         (787)       7.8

   Provision (Credit) for
    Income Taxes                    (54)          369         NM
                              ---------     ---------
Income (Loss) Before Cumulative
 Effect of Accounting Change       (794)       (1,156)     (31.3)

Cumulative Effect of Accounting
 Change, Net of Applicable
 Income Taxes                        --            --         --
                              ---------     ---------
Net Income (Loss)(Note 2)    $     (794)   $   (1,156)     (31.3)
                              =========     =========

Earnings (Loss) per Common Share (Note 1)
 Basic
  Before Cumulative Effect
    of Accounting Change     $   (11.67)   $   (17.07)     (31.6)
  Cumulative Effect of
    Accounting Change        $       --    $       --         --
                              ---------     ---------
  Net Earnings (Loss) per
    Common Share             $   (11.67)   $   (17.07)     (31.6)
                              =========     =========

 Diluted
  Before Cumulative Effect
    of Accounting Change     $   (11.67)   $   (17.07)     (31.6)
  Cumulative Effect of
    Accounting Change        $       --    $       --         --
                              ---------     ---------
  Net Earnings (Loss) per
    Common Share             $   (11.67)   $   (17.07)     (31.6)
                              =========     =========

Shares Used for Computation (000)
 Basic                           68,089        67,730
 Diluted                         68,089        67,730


                                 Twelve Months Ended December 31,
                              -----------------------------------
                                 2002          2001      % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    5,804    $    7,164      (19.0)
 Cargo and freight                  140           164      (14.6)
 Other                            1,033           960        7.6
                              ---------     ---------
   Total Operating Revenues       6,977         8,288      (15.8)

Operating Expenses
 Personnel costs                  3,255         3,726      (12.6)
 Aviation fuel                      782         1,103      (29.1)
 Aircraft rent                      525           573       (8.4)
 Other rent and landing fees        429           449       (4.5)
 Aircraft maintenance               405           532      (23.9)
 Other selling expenses             314           368      (14.7)
 Depreciation and amortization      295           392      (24.7)
 Commissions                        128           279      (54.1)
 Asset impairments and other
  special items                     320           958      (66.6)
 Airline stabilization act grant      3          (320)        NM
 Other                            1,838         1,911       (3.8)
                              ---------     ---------
   Total Operating Expenses       8,294         9,971      (16.8)
                              ---------     ---------
   Operating Income (Loss)       (1,317)       (1,683)     (21.7)

Other Income (Expense)
 Interest income                     22            61      (63.9)
 Interest expense                  (322)         (297)       8.4
 Interest capitalized                 7            18      (61.1)
 Merger termination fee              --            50     (100.0)
 Reorganization items, net         (294)           --         --
 Other, net                         (11)           (1)        NM
                              ---------     ---------
   Other Income (Expense), Net     (598)         (169)        NM
                              ---------     ---------
Income (Loss) Before Income Taxes
 and Cumulative Effect of
 Accounting Change               (1,915)       (1,852)       3.4

   Provision (Credit) for
    Income Taxes                   (252)          272         NM
                              ---------     ---------
Income (Loss) Before Cumulative
 Effect of Accounting Change     (1,663)       (2,124)     (21.7)

Cumulative Effect of Accounting
 Change, Net of Applicable
 Income Taxes                        17             7         NM
                              ---------     ---------
Net Income (Loss)(Note 2)    $   (1,646)   $   (2,117)     (22.2)
                              =========     =========

Earnings (Loss) per Common Share (Note 1)
 Basic
  Before Cumulative Effect
    of Accounting Change     $   (24.45)   $   (31.59)     (22.6)
  Cumulative Effect of
    Accounting Change        $     0.25    $     0.11         NM
                              ---------     ---------
  Net Earnings (Loss) per
    Common Share             $   (24.20)   $   (31.48)     (23.1)
                              =========     =========

 Diluted
  Before Cumulative Effect
    of Accounting Change     $   (24.45)   $   (31.59)     (22.6)
  Cumulative Effect of
    Accounting Change        $     0.25    $     0.11         NM
                              ---------     ---------
  Net Earnings (Loss) per
    Common Share             $   (24.20)   $   (31.48)     (23.1)
                              =========     =========

Shares Used for Computation (000)
 Basic                           68,040        67,227
 Diluted                         68,040        67,227


NM - Not Meaningful

Note 1. Earnings (Loss) per Common Share amounts may not recalculate due to rounding.

Note 2.  The table below shows a reconciliation of Net Income
         (Loss) excluding unusual items to reported Net Income
         (Loss).

                                              Three Months Ended
                                                  December 31,
                                             --------------------
                                                 2002       2001
                                              --------   --------
Net Income (Loss) Excluding Unusual Items     $  (295)   $  (552)

Unusual Items, Net of Tax
  Aircraft impairments and related charges 1) (392) (148) Pension and postretirement benefit
    curtailments 2)                                90         (2)
  Employee severance including benefits 3)         --         (8)
  Future aircraft lease commitments 4)             --        (66)
  Airline stabilization act grant 5)               --        (11)
  Merger termination fees, net 6)                  --         --
  Reorganization items, net 7)                   (176)        --
  Tax valuation allowance 8)                       --       (369)
  Cumulative effect of accounting change 9)        --         --
  Other                                           (21)        --
                                               ------     ------
    Total Unusual Items, Net of Tax              (499)      (604)
                                               ------     ------
Net Income (Loss)                             $  (794)   $(1,156)
                                               ======     ======


                                              Twelve Months Ended
                                                  December 31,
                                             --------------------
                                                2002        2001
                                              --------    -------
Net Income (Loss) Excluding Unusual Items     $(1,050)   $(1,173)

Unusual Items, Net of Tax
  Aircraft impairments and related charges 1) (392) (779) Pension and postretirement benefit
    curtailments 2)                                90         (2)
  Employee severance including benefits 3)          3        (83)
  Future aircraft lease commitments 4)             --        (66)
  Airline stabilization act grant 5)               (3)       320
  Merger termination fees, net 6)                  --         48
  Reorganization items, net 7)                   (290)        --
  Tax valuation allowance 8)                       --       (369)
  Cumulative effect of accounting change 9)        17          7
  Other                                           (21)       (20)
                                               ------     ------
    Total Unusual Items, Net of Tax              (596)      (944)
                                               ------     ------
Net Income (Loss)                             $(1,646)   $(2,117)
                                               ======     ======

1) During the fourth quarter of 2002, US Airways, Inc.
(US Airways) recorded a $392 million charge in connection with the impairment of certain B737-300, B737-400, B757-200 and B767-200 aircraft. During the first quarter of 2001, US Airways recorded a $14 million charge, net of tax, in connection with the impairment of certain B737-200 aircraft. During the third quarter of 2001, US Airways recorded a $617 million charge in connection with the impairment of its F-100, MD-80 and B737-200 aircraft and related assets.
During the fourth quarter of 2001, US Airways recognized a $148 million impairment charge related to its DC-9, MD-80 and B737-200 aircraft and related assets.
2) During the fourth quarter of 2002, US Airways recorded a credit of $120 million related to the curtailment of certain postretirement benefit plans and a $30 million charge related to the curtailment of certain defined benefit pension plans. During the fourth quarter of 2001, US Airways recognized a $2 million charge related to the curtailment of a certain postretirement benefit plan.
3) During the third quarter of 2001, US Airways recorded a charge of $75 million representing the involuntary severance pay and benefits for affected employees. During the fourth quarter of 2001, US Airways recognized a $10 million charge representing the estimated costs of extended benefits for those employees who elected to take voluntary leave and a $2 million reduction in accruals related to the involuntary severance charge taken during the third quarter. During the second quarter of 2002, US Airways recognized a credit of $3 million related to the severance charge accruals taken during 2001.
4) During the fourth quarter of 2001, US Airways recorded a charge of $66 million representing the present value of the future minimum lease payments on four F-100 aircraft that were permanently removed from service.
5) During the third quarter of 2001, US Airways recorded $331 million as a reduction to operating expenses related to compensation expected to be received under the Air Transportation Safety and System Stabilization Act Grant (Stabilization Act). During the fourth quarter of 2001, US Airways recorded an $11 million charge to operating expenses as a result of a reduction in the estimated compensation to be received under the Stabilization Act. During the third quarter of 2002, US Airways recorded a $3 million charge to operating expenses as a result of the final compensation received under the Stabilization Act.
6) During the third quarter of 2001, US Airways recognized $48 million in nonoperating income related to the terminated merger agreement with UAL Corporation.
7) During the fourth quarter of 2002, US Airways recognized $176 million in expenses, net of tax, incurred as a direct result of its Chapter 11 filing. These costs include, among other things, $89 million in employee severance charges, $50 million related to the write-off of deferred compensation related to its Employee Stock Ownership Plan (ESOP) and $22 million in professional fees. For the full year 2002, US Airways recognized $290 million, net of taxes, incurred as a direct result of its Chapter 11 filing including, among other things, $89 million in employee severance charges, $68 million in losses on abandonment of aircraft, $61 million in professional fees and $50 million related to the write-off of the ESOP deferred compensation.
8) During the fourth quarter of 2001, US Airways recorded a valuation allowance against its net deferred tax asset resulting in a charge of $369 million.
9) During the first quarter of 2002, US Airways Group, Inc. recognized a $17 million credit as a result of PSA Airlines, Inc., a wholly-owned subsidiary of US Airways Group, Inc., changing its method of accounting for engine maintenance from accruing on the basis of hours flown to expensing as incurred. During the first quarter of 2001, US Airways recognized a $7 million credit, net of taxes, as a result of the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

                        US Airways, Inc.             NEWS RELEASE
               (Debtor and Debtor-in-Possession)

     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                Three Months Ended December 31,
                              -----------------------------------
                                                            %
                                 2002          2001       Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    1,170    $    1,196       (2.2)
 US Airways Express
  transportation revenues           274           210       30.5
 Cargo and freight                   35            37       (5.4)
 Other                              116           111        4.5
                              ---------     ---------
  Total Operating Revenues        1,595         1,554        2.6

Operating Expenses
 Personnel costs                    672           808      (16.8)
 Aviation fuel                      184           190       (3.2)
 Aircraft rent                      107           127      (15.7)
 Other rent and landing fees         96            93        3.2
 Aircraft maintenance                84           110      (23.6)
 Other selling expenses              57            55        3.6
 Depreciation and amortization       66            99      (33.3)
 Commissions                         26            44      (40.9)
 Asset impairments and other
  special items                     323           224       44.2
 Airline stabilization act grant     --            10     (100.0)
 US Airways Express capacity
  purchases                         281           208       35.1
 Other                              305           281        8.5
                              ---------     ---------
  Total Operating Expenses        2,201         2,249       (2.1)
                              ---------     ---------
  Operating Income (Loss)          (606)         (695)     (12.8)

Other Income (Expense)
 Interest income                      5            13      (61.5)
 Interest expense                   (76)          (78)      (2.6)

 Interest capitalized                 1             2      (50.0)
 Merger termination fee              --            --         --
 Reorganization items, net         (173)           --         --
 Other, net                           1             2      (50.0)
                              ---------     ---------
  Other Income (Expense), Net      (242)          (61)        NM
                              ---------     ---------
Income (Loss) Before Income
 Taxes and Cumulative Effect
 of Accounting Change              (848)         (756)      12.2

  Provision (Credit) for
   Income Taxes                     (70)          298         NM
                              ---------     ---------
Income (Loss) Before
 Cumulative Effect of
 Accounting Change                 (778)       (1,054)     (26.2)

Cumulative Effect of
 Accounting Change, Net of
 Applicable Income Taxes             --            --         --
                              ---------     ---------
Net Income (Loss)            $     (778)   $   (1,054)     (26.2)
                              =========     =========


                              Twelve Months Ended December 31,
                              ----------------------------------
                                                           %
                                 2002          2001      Change
                              ---------     ---------   --------
Operating Revenues
 Passenger transportation    $    5,224    $    6,580      (20.6)
 US Airways Express
  transportation revenues         1,063           963       10.4
 Cargo and freight                  138           161      (14.3)
 Other                              490           549      (10.7)
                              ---------     ---------
  Total Operating Revenues        6,915         8,253      (16.2)

Operating Expenses
 Personnel costs                  2,989         3,492      (14.4)
 Aviation fuel                      723         1,042      (30.6)
 Aircraft rent                      468           511       (8.4)
 Other rent and landing fees        397           426       (6.8)
 Aircraft maintenance               296           443      (33.2)
 Other selling expenses             280           335      (16.4)
 Depreciation and amortization      275           372      (26.1)
 Commissions                        121           259      (53.3)
 Asset impairments and other
  special items                     320           958      (66.6)
 Airline stabilization act grant      3          (309)        NM
 US Airways Express capacity
  purchases                       1,094           908       20.5
 Other                            1,270         1,437      (11.6)
                              ---------     ---------
  Total Operating Expenses        8,236         9,874      (16.6)
                              ---------     ---------
  Operating Income (Loss)        (1,321)       (1,621)     (18.5)

Other Income (Expense)
 Interest income                     30            73      (58.9)
 Interest expense                  (322)         (298)       8.1
 Interest capitalized                 3            10      (70.0)
 Merger termination fee              --            50     (100.0)
 Reorganization items, net         (294)           --         --
 Other, net                         (10)           (1)        NM
                              ---------     ---------
  Other Income (Expense), Net      (593)         (166)        NM
                              ---------     ---------

Income (Loss) Before Income
 Taxes and Cumulative Effect
 of Accounting Change            (1,914)       (1,787)       7.1

  Provision (Credit) for
   Income Taxes                    (255)          209         NM
                              ---------     ---------
Income (Loss) Before
 Cumulative Effect of
 Accounting Change               (1,659)       (1,996)     (16.9)

Cumulative Effect of
 Accounting Change, Net of
 Applicable Income Taxes             --             7     (100.0)
                              ---------     ---------
Net Income (Loss)            $   (1,659)   $   (1,989)     (16.6)
                              =========     =========

NM - Not meaningful



                         US Airways, Inc.            NEWS RELEASE
                (Debtor and Debtor-in-Possession)
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)


                               Three Months Ended December 31,
                               --------------------------------
                                                          %
                                    2002       2001     Change
                                  -------    -------   --------
Revenue passengers (thousands)*    10,354     11,151    (7.1)
Revenue passenger miles
 (millions)*                        8,759      8,888    (1.5)
Available seat miles(millions)*    12,820     14,056    (8.8)
Passenger load factor*               68.3%      63.2%    5.1 pts.
Break-even load factor (Note 2)      86.1%      87.6%   (1.5)pts.
Yield*                              13.35c     13.46c   (0.8)
Passenger revenue per available
 seat mile*                          9.12c      8.51c    7.2
Revenue per available seat mile
 (Note 2)                           10.30c      9.56c    7.7
Cost per available seat mile
 (Note 2)                           12.45c     12.85c   (3.1)
Average stage length (miles)*         700        659     6.2
Cost of aviation fuel per gallon    83.67c     76.53c    9.3
Cost of aviation fuel per gallon
 (excluding fuel taxes)             78.52c     70.79c   10.9
Gallons of aviation fuel consumed
 (millions)                           220        248   (11.3)
Scheduled mileage completion factor* 99.4%      99.6%   (0.2)pts.
Number of aircraft in operating
 fleet at period-end                  280        342   (18.1)
Full-time equivalent employees at
 period-end                        30,585     35,232   (13.2)


                                Twelve Months Ended December 31,
                                -------------------------------
                                                          %
                                    2002       2001     Change
                                  -------    -------   --------
Revenue passengers (thousands)*    47,155     56,114   (16.0)
Revenue passenger miles
 (millions)*                       40,038     45,948   (12.9)
Available seat miles(millions)*    56,360     66,704   (15.5)
Passenger load factor*               71.0%      68.9%    2.1 pts.
Break-even load factor (Note 2)      86.4%      80.8%    5.6 pts.
Yield*                              13.05c     14.32c   (8.9)
Passenger revenue per available
 seat mile*                          9.27c      9.86c   (6.0)
Revenue per available seat mile
 (Note 2)                           10.38c     10.92c   (4.9)
Cost per available seat mile
 (Note 2)                           12.10c     12.46c   (2.9)
Average stage length (miles)*         685        667     2.7
Cost of aviation fuel per gallon    74.36c     86.28c  (13.8)
Cost of aviation fuel per gallon
 (excluding fuel taxes)             68.90c     80.09c  (14.0)
Gallons of aviation fuel consumed
 (millions)                           972      1,208   (19.5)
Scheduled mileage completion factor* 99.4%      96.7%    2.7 pts.
Number of aircraft in operating
 fleet at period-end                  280        342   (18.1)
Full-time equivalent employees at
 period-end                        30,585     35,232   (13.2)

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways' "mainline" only.

Note 2. Financial statistics exclude the revenues and expenses generated under capacity purchase arrangements US Airways has with certain US Airways Express air carriers. Financial statistics also exclude asset impairments and other special items, airline stabilization act grant, merger termination fees and reorganization items, net.